UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2017

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On or around December 22, 2017, Monaker Group, Inc. (the “Company”, “we” or “us”) entered into a Settlement Agreement with RealBiz Media Group, Inc., our former consolidated subsidiary (“RealBiz”), NestBuilder.com Corp. (“Nestbuilder”) and American Stock Transfer & Trust Company, LLC (“AST”) relating to the dismissal with prejudice of the following lawsuits which were pending as of the date of the Settlement Agreement: Case Number 1:16-cv-61017-FAM; Case No.: CACE-16-019818; Case No.: 16-24978-CIV-GRAHAM; Case No.: C.A 2017-0189; Case No.: 2017-0351 and Case No.: 2017-0189-JRS (each as described in greater detail in our Quarterly Report on Form 10-Q for the quarter ended August 31, 2017, as filed with the Securities and Exchange Commission on October 23, 2017).

As part of the Settlement Agreement, we agreed to pay NestBuilder $100,000 and to issue 20,000 shares of our restricted common stock to person(s) to be designated by NestBuilder; RealBiz agreed to reinstate to us 44,470,101 shares of RealBiz Series A Convertible Preferred Stock and ratify all rights under the Certificate of Designation as reformed and amended of the RealBiz Series A Convertible Preferred Stock (e.g., to provide for a conversion ratio of 1 share of RealBiz common stock for each 1 share of RealBiz Series A Convertible Preferred Stock converted from time to time) and remove any dividend obligations. The RealBiz designation of the Series A Convertible Preferred Stock was also amended to provide us with anti-dilution protection below $0.05 per share. The agreement further provided for each party to dismiss the above referenced lawsuits with prejudice and for general releases from each party.

Item 3.02	Unregistered Sales of Equity Securities.

As described above in Item 1.01 above, in connection with the Settlement Agreement we agreed to issue 20,000 shares of restricted common stock to person(s) to be designated by Nestbuilder. We claim/will claim an exemption from registration for the issuance described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not/will not involve a public offering, the recipients were/are (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired/will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	December 22, 2017, Settlement Agreement by and between Monaker Group, Inc., RealBiz Media Group, Inc., NestBuilder.com Corp. and American Stock Transfer & Trust Company, LLC

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: January 4, 2018	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	December 22, 2017, Settlement Agreement by and between Monaker Group, Inc., RealBiz Media Group, Inc., NestBuilder.com Corp. and American Stock Transfer & Trust Company, LLC

* Filed herewith.